Exhibit 99.1

Investor Relations Contact: Ken Lowe Sigma Designs, Inc. Tel: 408.957.9850 Fax: 408.957.9741 ir@sdesigns.com

Sigma Designs, Inc. Reports Preliminary Third Quarter Net Revenues

MILPITAS, Calif.-November 10, 2004 - Sigma Designs®, Inc. (Nasdaq: SIGM), a leader in digital media processors for consumer appliances, today provided preliminary, unaudited net revenues for its third fiscal quarter ended October 31, 2004.

Based on preliminary accounting and pending the final results for the third quarter, net revenues for the third quarter are currently anticipated to be approximately $7.6 million, below the company's previous outlook and approximately 6% below the $8.1 million in revenues for the previous quarter. The shortfall in revenue is primarily attributable to a decline in sales of chipset products into Asia as well as later than expected shipments of chipsets into high definition DVD players featuring Windows Media Video 9 (WMV9). The Company currently expects revenue growth to resume in the fourth quarter.

The Company will be issuing its formal earnings release at the close of the market on Tuesday, November 23, 2004 and will discuss its third quarter results during a conference call at 5:00 p.m. Eastern time the same day. The dial-in number is 800-329-9097 (international callers dial 617-614-4929) and the passcode is 53348705. A question and answer period will take place at the end of the discussion.

Investors will have the opportunity to listen live to the conference call via the Internet through www.sigmadesigns.com/investors/overview or over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (http://www.streetevents.com/). To listen to the live call, please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call by dialing into 1-888-286-8010 (international callers dial 617-801-6888) and use passcode 34000681. The audio replay will be available for one week after the call. For further information, please see the link on our website at http://www.sigmadesigns.com/.

About Sigma Designs, Inc.

Sigma Designs (Nasdaq: SIGM) specializes in silicon-based MPEG decoding for streaming video, progressive DVD playback, and advanced digital set-top boxes. The company's award-winning REALmagic® Video Streaming Technology is used in both commercial and consumer applications providing highly integrated solutions for high-quality decoding of MPEG-1, MPEG-2 and MPEG-4. Headquartered in Milpitas, Calif., the company also has sales offices in China, Europe, Hong Kong, Japan, Korea and Taiwan. For more information, please visit the company's web site at http://www.sigmadesigns.com/.

REALmagic and Sigma Designs are registered trademarks of Sigma Designs. All other products and companies referred to herein are trademarks or registered trademarks of their respective companies.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding anticipated revenue for the third quarter ended October 31, 2004 and the anticipation of future revenue growth. Statements about anticipated results for the quarter ended October 31, 2004 are subject to risks and uncertainties, including possible accounting entries and adjustments that may be made to Sigma's financial statements as part of the close of the books for the quarter ended October 31, 2004. Other risks to which Sigma is subject include, but are not limited to, general economic conditions, including continuance of the current economic slowdown experienced by the semiconductor industry, the rate of growth of the set-top box market in general, our ability to deploy and achieve market acceptance for Sigma products in these markets, the ability of our REALmagic MPEG silicon to compete with other technologies in these emerging markets, the risk that such products will not gain widespread acceptance or will be rendered obsolete by product offerings of competitors or by alternative technologies, the risk that anticipated design wins will not materialize and that actual design wins will not translate into launched product offerings, and other risks including delays in the manufacturer's deployment of set-top boxes. Other risk factors are detailed from time to time in our SEC reports, including the report on Form 10-K for the year ended January 31, 2004 and on Form 10-Q for the quarter ended July 31, 2004. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Sigma undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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